Exhibit 10.5

FORM OF LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is dated as of [●], 2026, by and among [PUBCO], a Cayman Islands exempted company limited by shares (“PubCo”) and the shareholder of PubCo listed on the signature pages hereto (the “Shareholder”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Shareholder owns certain equity interests in PubCo pursuant to the terms of the Business Combination Agreement.

WHEREAS, on the date hereof, PubCo consummated the transactions contemplated by that certain Business Combination Agreement, dated as of October 6, 2026 (as amended, the “Business Combination Agreement”), entered into by and among PubCo, First Digital Group Ltd., a Gibraltar private company limited by shares (the “Company”), CSLM Digital Asset Acquisition Corp III, Ltd, a Cayman Islands exempted company limited by shares (the “Acquiror”), and Merger Sub, pursuant to which, upon the terms and subject to the conditions set forth therein: (a) at least one (1) Business Day prior to the Reincorporation Merger, the Company will (i) re-domicile from Gibraltar to the Cayman Islands, and (ii) transfer by way of continuation as an exempted company limited by shares in the Cayman Islands in accordance with the Gibraltar Companies Act and the Cayman Companies Act (as applicable) (the “Re-domiciliation and Continuation”), (b) at least one (1) Business Day after the consummation of the Re-domiciliation and Continuation, Acquiror will merge with and into PubCo (the “Reincorporation Merger”), with PubCo being the surviving entity and Merger Sub becoming a wholly-owned subsidiary of PubCo, and (c) at least one (1) Business Day after the completion of both the Reincorporation Merger and the Re-domiciliation and Continuation and within three (3) Business Days after the completion of the Reincorporation Merger, Merger Sub will merge with and into the Company (the “Acquisition Merger” and, together with the Reincorporation Merger, the “Mergers”), with the Company being the surviving entity and becoming a wholly-owned Subsidiary of PubCo and the outstanding securities of the Company immediately prior to the Acquisition Merger Effective Time being converted into securities of PubCo (the Mergers together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

WHEREAS, in connection with the Transactions, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions on the transfer of certain equity interests in PubCo acquired by the Shareholder pursuant to the terms of the Business Combination Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Subject to the exceptions set forth herein, the Shareholder agrees not to, without the prior written consent of the board of directors of PubCo, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, the PubCo Ordinary Shares (the “PubCo Shares”) or any rights, options, warrants or other securities convertible into or exercisable or exchangeable for any PubCo Shares (the “PubCo Share Convertible Securities”), in each case held by it immediately after the Acquisition Merger Effective Time, as well as any PubCo Shares issuable upon the exercise of any such PubCo Share Convertible Securities (collectively, the “Subject Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Subject Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) for the period (the “Lock-Up Period”) commencing on the Acquisition Merger Effective Time and until the earlier of (i) the date that is one hundred and eighty (180) days after the Acquisition Merger Effective Time, or (ii) the date on which PubCo completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of PubCo’s shareholders having the right to exchange their PubCo Shares or other equity securities of PubCo for cash, securities or other property. Notwithstanding the foregoing, after at least 120 days after the Acquisition Merger Effective Time, (a) twenty-five percent (25%) of the Subject Securities shall be released from the foregoing restrictions upon the date when the closing trading price of the PubCo Class A Ordinary Shares equals or exceeds $12.00 for 20 consecutive trading days, (b) up to fifty percent (50%) of the Subject Securities (including any Subject Securities that have already been released prior to such date) shall be released from the foregoing restrictions upon the date when the closing trading price of the PubCo Class A Ordinary Shares equals or exceeds $14.00 for 20 consecutive trading days, (c) up to seventy-five percent (75%) of the Subject Securities (including any Subject Securities that have already been released prior to such date) shall be released from the foregoing restrictions upon the date when the closing trading price of the PubCo Class A Ordinary Shares equals or exceeds $16.00 for 20 consecutive trading days, and (d) all Subject Securities (including any Subject Securities that have already been released prior to such date) shall be released from the foregoing restrictions upon the date when the closing trading price of the PubCo Class A Ordinary Shares equals or exceeds $18.00 for 20 consecutive trading days.

Without limiting the generality of Section 1, during the Lock-Up Period, the Shareholder shall not, directly or indirectly, (a) pledge, hypothecate, or grant any security interest in any Subject Securities to any person (including in connection with any margin loan or similar financing arrangement), (b) enter into any prepaid variable forward contract, equity swap, collar, or other derivative transaction with respect to any Subject Securities, or (c) write or purchase any put or call option or enter into any other hedging or monetization transaction with respect to any Subject Securities. Any violation of this paragraph shall be deemed a Transfer in violation of Section 1.

2. The restrictions set forth in Section 1 shall not apply to:

(i)	if the Shareholder is not an individual, in the case of an entity, Transfers to a shareholder, partner, member, or owner of a similar equity interest in, or direct or indirect affiliate (within the meaning set forth in Rule 405 under Securities Act) of the Shareholder, or an investment fund or any other entity controlling, controlled by, managing, or managed by or under common control with the Shareholder or affiliates of the Shareholder (including, for the avoidance of doubt, where the Shareholder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership);

(ii)	if the Shareholder is an individual, Transfers by gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is the Shareholder or a member of the Shareholder’s immediate family, or to a charitable organization;

(iii)	if the Shareholder is an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv)	if the Shareholder is an individual, Transfers pursuant to a qualified domestic relations order;

(v)	if the Shareholder is an entity, Transfers by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(vi)	Transfers pursuant to transactions relating to the PubCo Shares or other securities convertible into or exercisable or exchangeable for the PubCo Shares acquired by the Shareholder pursuant to any public offering or in open market transactions after the Acquisition Merger Effective Time;

(vii)	Transfers to PubCo pursuant to any contractual arrangement in effect at the Acquisition Merger Effective Time that provides for the repurchase by Acquiror or the Company or forfeiture of the Shareholder’s shares in Acquiror or the Company or other securities convertible into or exercisable or exchangeable for shares in Acquiror or the Company in connection with the termination of the Shareholder’s service to Acquiror or the Company;

(viii)	Transfers pursuant to transactions in the event of completion of a liquidation, merger, stock exchange, bona fide third-party tender offer for securities of the Company or other similar transactions which results in all of PubCo’s shareholders having the right to exchange their PubCo Shares for cash, securities or other property;

(ix)	Transfers pursuant to transactions to satisfy any U.S. federal, state, or local income tax obligations of the Shareholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties thereto, and such change prevents the Transactions from qualifying for the Intended Tax Treatment (and the Transactions do not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes);

(x)	create any security interest or encumbrance over any Subject Securities pursuant to a margin account or in connection with a bona fide debt financing made to the undersigned by banks or other financial institutions, provided that no enforcement of, or foreclosure with respect to such Subject Securities shall take place during the Lock-Up Period; and

(xi)	[Transfers of PubCo Shares by the Shareholder to holders of FDG Tokens upon the exercise of such FDG Tokens pursuant to the applicable terms and conditions]. [NTD: To include only in the lock-up agreement for Nemi]

(xii)	[forfeiture and surrender of PubCo Shares by the Shareholder as contemplated by [Section 8.11] and [Section 9.13] of the Business Combination Agreement]. [NTD: To include only in the lock-up agreement for the Sponsor]

(xiii)	[Transfer of any Founder Transaction Bonus Shares by the Company Founder.] [NTD: To include only in the lock-up agreement for the Company Founder]

provided, however, that in the case of clauses (i) through (v), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Shareholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this Section 2, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the Shareholder; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended. The Shareholder shall provide prior written notice to PubCo and the Acquiror of any Transfer made pursuant to the foregoing exceptions at least five (5) Business Days prior to such Transfer, and any Transfer in violation of this Agreement shall be void and of no effect.

3. The Shareholder hereby represents and warrants that such Shareholder has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms. Upon request, the Shareholder will execute any additional documents necessary in connection with enforcement hereof, provided that the terms of any such additional document shall not impose any additional restrictions or obligations on the Shareholder. Any obligations of the Shareholder shall be binding upon the successors and assigns of the Shareholder from and after the date hereof. The Shareholder further represents and warrants that, when the Subject Securities are issued to the Shareholder, the Shareholder will have, and, except as contemplated by Sections 1 and 2 above, will retain for the duration of the Lock-Up Period good and marketable title to its Subject Securities, free and clear of all liens, encumbrances, and claims whatsoever (other than arising or as expressly permitted under this Agreement or under applicable securities laws)

4. This Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all of the parties (including, for the avoidance of doubt, PubCo); and no waiver of, or consent to departure from, any provision of this Agreement shall be effective unless in writing and signed by PubCo and the Shareholder.

5. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this Section shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the Shareholder and each of its respective successors, heirs and assigns and permitted transferees.

6. The Shareholder hereby authorizes PubCo to cause its transfer agent to decline to transfer, and to note stop-transfer restrictions on the stock register and other records relating to, the Subject Securities for which the Shareholder is the record holder, and, in the case of Subject Securities for which the Shareholder is the beneficial but not the record holder, the Shareholder agrees to cause the record holder of such Subject Securities to cause the transfer agent to decline to transfer, and to note stop-transfer restrictions on the stock register and other records relating to, such Subject Securities, in each case to the extent consistent with and for the period of the restrictions on transfer contemplated by this Agreement. PubCo shall cause each certificate (or book-entry position) representing any Subject Securities to be stamped or otherwise imprinted with a legend in substantially the following form: “THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP AGREEMENT THAT RESTRICTS THE TRANSFER OF SUCH SECURITIES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE ISSUER.”

7. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Section 12.16(a) of the Business Combination Agreement (Jurisdiction) shall apply mutatis mutandis hereunder.

8. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

9. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof, and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy at law or in equity, including injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in each case without the necessity of proving actual damages or posting any bond or other security.

10. This Agreement shall terminate upon expiration of the Lock-Up Period.

11. This Agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

12. [In the event that a release is granted to the Sponsor, the Company Founder or any Major Holder (as defined below) relating to the lock-up restrictions set forth above, the same percentage of the Shareholder’s Subject Securities (the “Pro-rata Release”) shall be immediately and fully released on the same terms from any remaining lock-up restrictions set forth herein. In the event that the Shareholder is released from any of its obligations under this Agreement or, by virtue of this Agreement, becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any of the Shareholder’s Subject Securities prior to the termination of the Lock-Up Period, the PubCo shall use their commercially reasonably efforts to provide notification of such to the undersigned within three business days thereof. For purposes of this Agreement, a “Major Holder” shall mean each record or beneficial owner, as of immediately prior to the Acquisition Merger Effective Time, of more than five percent (5%) of the issued and outstanding share capital of the Company. For purposes of determining record or beneficial ownership of a shareholder, all securities held by investment funds affiliated with such shareholder shall be aggregated.] [NTD: To include only in the lock-up agreement of Noble Elite]

13. [The effectiveness and validity of this Agreement is subject to the continuing satisfaction of the condition that each and all of the Sponsor, the Company Founder and the Major Holder has entered into a legally binding lock-up agreement and/or undertaking with respect to the equity securities of the PubCo held by each such party which contains at least the same length of lock-up period and other restrictions substantially identical to or at least as restrictive as those under this Agreement and without any right, interest, benefit or privilege granted to any other party more favorable than the terms and conditions under this Agreement. Save as waived by the Shareholder, if the Sponsor, the Company Founder or any Major Holder (other than the Shareholder) is entitled to any rights, preferences or privileges with respect to the matters set out herein that are more favorable than those granted to the Shareholder, the PubCo shall immediately notify the Shareholder in writing, and the Shareholder shall be automatically entitled to such more favorable rights, preferences or privileges.] [NTD: To include only in the lock-up agreement of Noble Elite]

14. Upon the release of any of the Shareholder’s Subject Securities from this Agreement, the PubCo shall promptly facilitate the timely preparation and delivery of certificates or the establishment of book-entry positions at PubCo’s transfer agent representing the Shareholder’s Subject Securities without the restrictive legend above or the withdrawal of any stop transfer instructions by virtue of this Agreement.

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Shareholder

[Shareholder Name] [NTD: To include Sponsor, Company Founder, Noble Elite and such other parties that may be agreed by the Parties]

By:
Name:
Title:
Address:

[Signature Page to Lock-up Agreement]

PubCo

[PUBCO]

By:
Name:
Title:
Address:

[Signature Page to Lock-up Agreement]